Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1998 Incentive Stock Plan of ITC Learning Corporation of our report dated February 23, 1998, with respect to the consolidated financial statements of ITC Learning Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP

Washington, D.C.
May 8, 1998